EXHIBIT 10.69





                          IMPLANT SCIENCES CORPORATION

                          SECURITIES PURCHASE AGREEMENT


                                OCTOBER 7TH, 2002





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                                    TABLE OF CONTENTS

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1.     AGREEMENT  TO  SELL  AND  PURCHASE. . . . . . . . . . . . . . . . . . . .     1

2.     FEES  AND  WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

3.     CLOSING,  DELIVERY  AND  PAYMENT. . . . . . . . . . . . . . . . . . . . .     2

       3.1     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

       3.2     Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

4.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY. . . . . . . . . . . .     3

       4.1     Organization,  Good  Standing  and  Qualification . . . . . . . .     3

       4.2     Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .     3

       4.3     Capitalization;  Voting  Rights . . . . . . . . . . . . . . . . .     3

       4.4     Authorization;  Binding  Obligations. . . . . . . . . . . . . . .     4

       4.5     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

       4.6     Agreements;  Action . . . . . . . . . . . . . . . . . . . . . . .     5

       4.7     Obligations  to  Related  Parties . . . . . . . . . . . . . . . .     5

       4.8     Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

       4.9     Title  to  Properties  and  Assets;  Liens,  Etc. . . . . . . . .     7

       4.10    Intellectual  Property. . . . . . . . . . . . . . . . . . . . . .     7

       4.11    Compliance  with  Other  Instruments. . . . . . . . . . . . . . .     8

       4.12    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

       4.13    Tax  Returns  and  Payments . . . . . . . . . . . . . . . . . . .     8

       4.14    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

       4.15    Registration  Rights  and  Voting  Rights . . . . . . . . . . . .     9

       4.16    Compliance  with  Laws;  Permits. . . . . . . . . . . . . . . . .     9

       4.17    Environmental  and  Safety  Laws. . . . . . . . . . . . . . . . .     9

       4.18    Valid  Offering . . . . . . . . . . . . . . . . . . . . . . . . .    10

       4.19    Full  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . .    10

       4.20    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

       4.21    SEC  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . .    10

       4.22    No  Market  Manipulation. . . . . . . . . . . . . . . . . . . . .    11

       4.23    Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

       4.24    No  Integrated  Offering. . . . . . . . . . . . . . . . . . . . .    11


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       4.25    Stop  Transfer. . . . . . . . . . . . . . . . . . . . . . . . . .    11

       4.26    Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

5.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASERS . . . . . . . . . .    11

       5.1     Requisite  Power  and  Authority. . . . . . . . . . . . . . . . .    11

       5.2     Investment  Representations . . . . . . . . . . . . . . . . . . .    12

       5.3     Purchaser  Bears  Economic  Risk. . . . . . . . . . . . . . . . .    12

       5.4     Acquisition  for  Own  Account. . . . . . . . . . . . . . . . . .    12

       5.5     Purchaser  Can  Protect  Its  Interest. . . . . . . . . . . . . .    12

       5.6     Accredited  Investor. . . . . . . . . . . . . . . . . . . . . . .    12

       5.7     Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

       5.8     Security  Interest. . . . . . . . . . . . . . . . . . . . . . . .    13

       5.9     Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

       5.10    Preferred  Stock  Certificate . . . . . . . . . . . . . . . . . .    13

       5.11    Certain  Trading  Restrictions. . . . . . . . . . . . . . . . . .    14

       5.12    Reporting  Requirements . . . . . . . . . . . . . . . . . . . . .    14

6.     COVENANTS  OF  THE  COMPANY . . . . . . . . . . . . . . . . . . . . . . .    14

       6.1     Stop-Orders . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

       6.2     Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

       6.3     Market  Regulations . . . . . . . . . . . . . . . . . . . . . . .    15

       6.4     Reporting  Requirements . . . . . . . . . . . . . . . . . . . . .    15

       6.5     Use  of  Funds. . . . . . . . . . . . . . . . . . . . . . . . . .    15

       6.6     Access  to  Facilities. . . . . . . . . . . . . . . . . . . . . .    15

       6.7     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

       6.8     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

       6.9     Books  and  Records . . . . . . . . . . . . . . . . . . . . . . .    16

       6.10    Intellectual  Property. . . . . . . . . . . . . . . . . . . . . .    16

       6.11    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .    16

       6.12    Corporate  Existence. . . . . . . . . . . . . . . . . . . . . . .    16

       6.13    Reissuance  of  Securities. . . . . . . . . . . . . . . . . . . .    17

       6.14    Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

       6.15    Financial  Covenants. . . . . . . . . . . . . . . . . . . . . . .    17

7.     COVENANTS  OF THE COMPANY AND PURCHASERS REGARDING
       INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .. . . .    18


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       7.1     Company  Indemnification. . . . . . . . . . . . . . . . . . . . .    18

       7.2     Purchaser's  Indemnification. . . . . . . . . . . . . . . . . . .    18

       7.3     Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

8.     CONVERSION  OF  CONVERTIBLE  PREFERRED  STOCK . . . . . . . . . . . . . .    19

       8.1     Mechanics  of  Conversion . . . . . . . . . . . . . . . . . . . .    19

       8.2     Maximum  Conversion . . . . . . . . . . . . . . . . . . . . . . .    19

       8.3     Optional  Redemption. . . . . . . . . . . . . . . . . . . . . . .    20

9.     REGISTRATION  RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . .    21

       9.1     Registration  Rights  Granted . . . . . . . . . . . . . . . . . .    21

       9.2     Registration  Procedures. . . . . . . . . . . . . . . . . . . . .    21

       9.3     Provision  of  Documents. . . . . . . . . . . . . . . . . . . . .    22

       9.4     Non-Registration  Events. . . . . . . . . . . . . . . . . . . . .    23

       9.5     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

       9.6     Indemnification  and  Contribution. . . . . . . . . . . . . . . .    23

10.    OFFERING  RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .    25

11.    SECURITY  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

12.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

       12.1    Governing  Law. . . . . . . . . . . . . . . . . . . . . . . . . .    26

       12.2    Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

       12.3    Successors  and  Assigns. . . . . . . . . . . . . . . . . . . . .    26

       12.4    Entire  Agreement . . . . . . . . . . . . . . . . . . . . . . . .    26

       12.5    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .    27

       12.6    Amendment  and  Waiver. . . . . . . . . . . . . . . . . . . . . .    27

       12.7    Delays  or  Omissions . . . . . . . . . . . . . . . . . . . . . .    27

       12.8    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

       12.9    Attorneys'  Fees. . . . . . . . . . . . . . . . . . . . . . . . .    28

       12.10   Titles  and  Subtitles. . . . . . . . . . . . . . . . . . . . . .    28

       12.11   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .    28

       12.12   Broker's  Fees. . . . . . . . . . . . . . . . . . . . . . . . . .    28

       12.13   Construction. . . . . . . . . . . . . . . . . . . . . . . . . . .    28
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                          IMPLANT SCIENCES CORPORATION
                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of October 7th, 2002, by and among IMPLANT SCIENCES CORPORATION, a Massachusetts corporation (the "COMPANY"), and Laurus Master Fund, Ltd. a Cayman Islands company (the "PURCHASER").

                                    RECITALS

     WHEREAS, the Company has authorized the sale of Series A 7% Convertible Preferred Stock, $0.10 par value, (the "PREFERRED STOCK"), for the aggregate purchase price of $2,500,000, convertible into shares of the Company's common stock, $0.10 par value per share (the "COMMON STOCK");

     WHEREAS, the Company wishes to issues a warrant (the "WARRANT") to the Purchaser to purchase shares of the Company's Common Stock in connection with Purchaser's purchase of the Preferred Stock;

     WHEREAS, Purchaser desires to purchase the Preferred Stock and Warrant on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Preferred Stock and Warrant to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AGREEMENT TO SELL AND PURCHASE. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, Preferred Stock in the amount of $2,500,000, convertible in accordance with the terms thereof into shares of the Company's Common Stock. The Preferred Stock purchased on the Closing Date shall be known as the "OFFERING." The Certificate of Vote of Directors Establishing a Class or Series of Stock for the Preferred Stock (the "CERTIFICATE OF VOTE OF DIRECTORS") is annexed hereto as Exhibit A. The Preferred Stock will have a Mandatory Redemption Date (as defined in the Preferred Stock) eighteen months from the date of issuance. Collectively, the Preferred Stock and Warrant (as defined in Section 2) and Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant are referred to as the "SECURITIES."


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     2.     FEES AND WARRANT.

               (a) The Company will issue and deliver to the Purchaser a Warrant to purchase 55,000 shares of Common Stock in connection with the Offering (the "WARRANT") pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit
B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company's Common Stock issuable upon exercise of the Warrant (the "WARRANT SHARES").

               (b) The Company shall reimburse the Purchaser for its reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements, and expenses in connection with the Purchaser's due diligence review of the Company and relevant matters. Amounts required to be paid hereunder will be paid at the Closing and shall not exceed $25,000.

               (c) The Company will pay a cash fee in the amount of eight percent (8%) of the aggregate gross purchase price to be paid to the Company from the sale of the Preferred Stock in the Offering (the "FUND MANAGEMENT FEE") to Laurus Capital Management, L.L.C., a Delaware limited liability company. The Fund Management Fee must be paid on the Closing Date. The aforementioned Fund Management Fee and legal fees will be payable at the Closing out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Purchaser and an Escrow Agent.

     3.     CLOSING, DELIVERY AND PAYMENT.

          3.1 CLOSING. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "CLOSING"), which closing is comprised of Purchaser's purchase of the Preferred Stock in the aggregate principal amount of $2,500,000, shall take place on the date hereof, at the offices of Daniel M. Laifer, Esq., 152 West 57th Street, 4th Floor, New York, New York 10019, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

          3.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser the Certificate of Vote of Directors in the form attached as Exhibit A representing the principal amount of $2,500,000 and a Common Stock Purchase Warrant in the form attached as Exhibit B in the Purchaser's name representing 55,000 Warrant Shares and the Purchaser will deliver to the Company $2,500,000, less fees and expenses by certified funds or wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

     4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below. As used herein, the term SEC REPORTS shall mean the Company's (i) Annual Report on Form 10-KSB for the fiscal year


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ended June 30, 2001 and (ii) Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 2001, December 31, 2001 and March 31, 2002.

          4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Warrant to be issued in connection with this Agreement, the Funds Escrow Agreement, and all other agreements referred to herein (collectively, the "RELATED AGREEMENTS"), to issue and sell the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock (the "CONVERSION SHARES"), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          4.2 SUBSIDIARIES. Except as set forth in the SEC Reports, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.

          4.3     CAPITALIZATION; VOTING RIGHTS.

               (a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 20,000,000 shares of Common Stock, par value $0.10 per share, 6,216,080 shares of which are issued and outstanding as of August 31, 2002, and (ii) 5,000,000 shares of Preferred Stock, par value $0.10 per share, none of which are issued and outstanding.

               (b) Other than (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities, except as set forth in the SEC Reports. Neither the offer, issuance or sale of any of the Preferred Stock or Warrant, or the issuance of any of the Conversion Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

               (c) All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

               (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Amended and Restated Articles of Organization (the "CHARTER"). The Conversion Shares and Warrant


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Shares have been duly and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

               (e) Except as set forth in the SEC Reports, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company, including the transactions contemplated hereunder.

          4.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder at each Closing and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Related Agreements has been taken or will be taken prior to the Closing.
The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Preferred Stock and the subsequent conversion of the Preferred Stock into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The sale of the Warrants and the subsequent exercise of the Warrants for Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The Certificate of Vote of Directors and the Warrants, when executed and delivered in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          4.5 LIABILITIES. Except as set forth in the SEC Reports, the Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

          4.6     AGREEMENTS; ACTION.

               (a) Except as set forth in the SEC Reports, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of

"off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

               (b) Except as set forth in the SEC Reports, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (d) The Company has not engaged in the past two years in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          4.7 OBLIGATIONS TO RELATED PARTIES. Except as set forth in the SEC Reports, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth in the SEC Reports, none of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company. Except as set forth in the SEC Reports, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. Except as set forth in the SEC Reports, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the

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Company and any such person.  Except as set forth in the SEC Reports, the
Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          4.8 CHANGES. Except as set forth in the SEC Reports, since March 31, 2002 there has not been:

               (a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

               (b) Any resignation or termination of any officer, key employee or group of employees of the Company;

               (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

               (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

               (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

               (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

               (i)     Any labor organization activity related to the Company;

               (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (l) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

               (m) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

               (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

          4.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except as set forth in the SEC Reports, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and
(c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          4.10     INTELLECTUAL PROPERTY.

               (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "INTELLECTUAL PROPERTY"), without any known infringement of the rights of others. Except as set forth in the SEC Reports, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

               (b) The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

               (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

          4.11 COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth in the SEC Reports, the Company is not in violation or default of any term of its Charter or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          4.12 LITIGATION. Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          4.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          4.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as set forth in the SEC Reports, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except as set forth in the SEC Reports, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

          4.15 REGISTRATION RIGHTS AND VOTING RIGHTS. The Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

          4.16 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

          4.17 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth in the SEC Reports, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "HAZARDOUS MATERIALS" shall mean (a) materials which are listed or otherwise defined as "HAZARDOUS" or "TOXIC" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

          4.18 VALID OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

          4.19 FULL DISCLOSURE. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Preferred Stock and Warrant, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable. As of the date hereof no facts have come to the attention of the Company that would, in its opinion, require the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived therefrom. Any financial projections are subject to future events and the Company cannot give any assurance that it will meet its financial projections.

          4.20 INSURANCE. The Company has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

          4.21 SEC REPORTS. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Company has furnished the Purchaser with copies of the SEC Reports. Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.22 NO MARKET MANIPULATION. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of any of the Securities being offered hereby or affect the price at which any of the Securities being offered hereby may be issued.

          4.23 LISTING. The Company's Common Stock is listed for trading on the American Stock Exchange and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the American Stock Exchange or that the Common Stock does not meet all requirements for the continuation of such listing.

          4.24 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

          4.25 STOP TRANSFER. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by federal securities laws.

          4.26 DILUTION. The Company understands the nature of the Securities being sold hereby and recognizes that they may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Conversion Shares and Warrant Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

          The Purchaser hereby represents and warrants to the Company with respect to itself or himself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

          5.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

          5.2 INVESTMENT REPRESENTATIONS. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement.

          5.3     PURCHASER BEARS ECONOMIC RISK.   Purchaser has substantial
experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.

          5.4 ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Preferred Stock for Purchaser's own account for investment only, and not with a view towards their distribution.

          5.5     PURCHASER CAN PROTECT ITS INTEREST.   Purchaser represents
that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          5.6     ACCREDITED INVESTOR.   Purchaser represents that it is an
accredited investor within the meaning of Regulation D under the Securities Act.

          5.7     LEGENDS.

               (a) The Preferred Stock shall bear the following legend until the Preferred Stock and Conversion Shares are covered by an effective registration statement filed with the Securities and Exchange Commission (the "SEC"):

          "THESE SHARES OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE PREFERRED STOCK OR COMMON STOCK ISSUABLE UPON CONVERSION OF PREFERRED STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPLANT SCIENCES CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) The Conversion Shares and the Warrant Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD,

          OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPLANT SCIENCES CORPORATION THAT SUCH
          REGISTRATION IS NOT REQUIRED."

               (c)     The Warrants shall bear the following legend:

          "THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPLANT SCIENCES CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     The Purchaser covenants and agrees with the Company as follows:

          5.8     SECURITY INTEREST.     Purchaser agrees to terminate its
security interest in the assets, as fully described in the Security Agreement between the Company and Purchaser of even date herewith (the "SECURITY AGREEMENT"), upon the Company tendering the final payment in satisfaction of the obligations as defined in the Security Agreement. Purchaser agrees to join with the Company in executing termination statements and other instruments pursuant to the Uniform Commercial Code as enacted and in effect from time to time in the State of New York in form satisfactory to the Company and in executing such other documents or instruments as may be required or deemed necessary by the Company for purposes of terminating the security interest in the collateral.

          5.9     PROSPECTUS.     Purchaser shall furnish copies of the
prospectus in connection with a public sale or disposition of the Common Stock.

          5.10     PREFERRED STOCK CERTIFICATE.     When Purchaser elects to
convert shares of Preferred Stock in accordance with Section 8 below, Purchaser shall surrender the Preferred Stock Certificate upon receipt of a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Conversion Shares or upon complete satisfaction of the Preferred Stock.

          5.11     CERTAIN TRADING RESTRICTIONS.     Purchaser agrees that, as
long as it holds any shares of Preferred Stock, it shall not enter into any Short Sales (as defined herein). For purposes of this Section 5.11, a "SHORT SALE" shall mean a sale of Common Stock by Purchaser that would be required to be marked as a "short sale" by the broker executing the sale pursuant to the provisions of Rules 10a-1(c) and 10a-1(d)(1) under the Exchange Act if such rules applied to the sale (whether or not they in fact apply to the sale), and that is made at a time when immediately after the sale, and giving effect to all other sales by the Purchaser, there would be no equivalent offsetting long position in Common Stock held by Purchaser. For the purpose of determining under this Section 5.11 whether there is an equivalent offsetting long position in Common Stock held by Purchaser, only those Conversion Shares that are (i) issuable upon conversion of the Preferred Stock for which a conversion notice has been delivered by Purchaser on or prior to a trading day or (ii) issuable as a result of the delivery by the Company of a Repayment Election Notice, as defined in the Certificate of Vote of Directors, shall be deemed to be held long by Purchaser on such trading day.

          5.12     REPORTING  REQUIREMENTS.     Purchaser  will timely file with
the  SEC  all  reports  required  to  be  filed  pursuant  to  the Exchange Act.

     6.     COVENANTS OF THE COMPANY.   The Company covenants and agrees with
the Purchaser as follows:

          6.1 STOP-ORDERS. The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

          6.2     LISTING.   The Company shall promptly secure the listing of
the shares of Common Stock issuable upon conversion of the Preferred Stock and upon the exercise of the Warrant on the Pink Sheets, the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, American Stock Exchange or New York Stock Exchange (the "PRINCIPAL MARKET") upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Purchaser copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

          6.3     MARKET REGULATIONS.   The Company shall notify the SEC, NASD
and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide copies thereof to Purchaser.

          6.4     REPORTING REQUIREMENTS.   The Company will timely file with
the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. In addition, within 20 days after the end of each calendar month, the Company will provide to the Purchaser a monthly cash flow statement, balance sheet and income statement for the immediately preceding month.

          6.5     USE OF FUNDS.   The Company agrees that it will use the
proceeds of the sale of the Preferred Stock and Warrant for general corporate purposes only, in the ordinary course of its business and consistent with past practice and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company, to repay any loan or other obligation of the Company or to repurchase or pay a dividend on shares of Common Stock or other securities of the Company (in any such case, regardless of whether such loan or payment was authorized by the Company's Board of Directors prior to the date hereof), other than any such repurchase or payment explicitly required, permitted or contemplated by the terms of this Agreement or the other Related Agreements.
The Company agrees that it will use $1,000,000 of the proceeds of the Offering for the purpose of purchasing an Axcelis Ion Implanter (the "EQUIPMENT"). If, within three (3) months from the Closing Date, the Company is unable to purchase the Equipment for $1,000,000 or less, the Company shall either: (i) repay the $1,000,000 or (ii) use the $1,000,000 for general corporate purposes, upon the consent of Purchaser, which consent shall not be unreasonably withheld.

          6.6     ACCESS TO FACILITIES.   The Company will permit any
representatives designated by the Purchaser (or any transferee of the Purchaser), so long as such person holds any Securities upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to (a) visit and inspect any of the properties of the Company, (b) examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers and independent accountants of the Company.

          6.7     TAXES.   The Company will promptly pay and discharge, or cause
to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          6.8     INSURANCE.   The Company will keep its assets which are of an
insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

          6.9     BOOKS AND RECORDS.   The Company will keep true records and
books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          6.10     INTELLECTUAL PROPERTY.   The Company shall maintain in full
force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          6.11 CONFIDENTIALITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          6.12 CORPORATE EXISTENCE. The Company shall maintain its corporate existence, and will not liquidate, dissolve or effect a recapitalization, reclassification or reorganization in any form of transaction. In addition, the Company shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and the Related Agreements and (ii) is a publicly traded company whose common stock is quoted or listed on a Principal Market.

          6.13 REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 5.7 above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act, or (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act. The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

          6.14 OPINION. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's legal counsel in the form annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Preferred Stock and exercise of the Warrants.

          6.15     FINANCIAL COVENANTS.  Definitions for Financial Condition
Covenants:

               (a) "Cash Burn" shall mean for any period EBITDA less capital expenditures plus financing of capital expenditures.

               (b) "Current Liabilities" shall mean at the date of determination, all liabilities of the Company which, in accordance with GAAP, would be classified on a balance sheet of the Company as current liabilities.

               (c) "EBIT" shall mean for any period the revenues of the Company for such period from continuing operations, minus associated costs (generally excluding interest expense, income taxes, and non-cash items such as stock based compensation), determined in each case in accordance with GAAP.

               (d) "EBITDA" shall mean for any period the revenues of the Company for such period from continuing operations, minus associated costs (generally excluding interest expense, income taxes, unallocated depreciation and amortization and non-cash items such as stock based compensation), determined in each case in accordance with GAAP.

               (e) "Net Worth" shall mean as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a balance sheet of the Company, excluding non-cash items such as stock based compensation.

               (f) "Tangible Net Worth" shall mean as of the date of determination, Net Worth after deducting intangible assets including goodwill, patents, trademarks, copyrights, prepaid assets, and other assets less the liability relating to the warrants issued between December 18, 2001 and January 3, 2002 to purchase 70,900 shares of Common Stock as described in the 10-QSB for the period ending March 31, 2002, which at the time of filing equaled $638,000.

               (g) "Quick Ratio" shall mean marketable securities, short-term investments and accounts receivable divided by Current Liabilities.

     The Company hereby agrees that so long as the Preferred Stock remains outstanding or any other amount is owing to the Purchaser hereunder, the Company shall not:

               (a)     Maintenance of Quick Ratio.  Permit the Quick Ratio to be
                       --------------------------
less than 0.65.

               (b)     Maintenance of Tangible Net Worth.  Permit Tangible Net
                       ---------------------------------
Worth at any time during any period to be less than $1.7 million and $1.4 million if the Company does not purchase the Equipment.

               (c)     Maintenance of Cash Burn limits.  Permit for any
                       -------------------------------
consecutive three month period the Cash Burn to be greater than $500,000 with the exception of a step-up to $650,000 for any three such measurement periods.

               (d)     Maintenance of EBIT.  Permit EBIT for the year ending
                       -------------------
June 2003 to be less than negative $2.4 million and thereafter to be negative for any fiscal quarter.

     7.     COVENANTS  OF  THE  COMPANY AND PURCHASER REGARDING INDEMNIFICATION.

          7.1 COMPANY INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

          7.2 PURCHASER'S INDEMNIFICATION. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

          7.3     PROCEDURES.  The procedures and limitations set forth in
Section 9.6 shall apply to the indemnifications set forth in Sections 7.1 and
7.2 above.

     8.     CONVERSION OF PREFERRED STOCK.

          8.1     MECHANICS OF CONVERSION.

               (a) Provided the Purchaser has notified the Company of the Purchaser's intention to sell the Conversion Shares and the Conversion Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) Upon the conversion of the Preferred Stock or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue the Conversion Shares in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 8.1(b) hereof and in such denominations to be specified representing the number of Conversion Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effective Date (as hereinafter defined) the Conversion Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Conversion Shares.

               (b) Purchaser will give notice of its decision to exercise its right to convert the Preferred Stock or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "NOTICE OF CONVERSION"). The Purchaser will not be required to surrender the Preferred Stock Certificate until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Conversion Shares or until the Preferred Stock has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "CONVERSION DATE." The Company will cause the transfer agent to transmit the Conversion Shares (and a certificate representing the balance of the Preferred Stock not so converted, if requested by Purchaser) to the Purchaser by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "DELIVERY DATE").

               (c) The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 8 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Conversion Shares to the Purchaser via the DWAC system within the time frame set forth in
Section 8.1(b) above and the Conversion Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Conversion Shares in the form required pursuant to Section 8 hereof upon conversion of the Preferred Stock in the amount equal to the greater of (i) $500 per business day after the Delivery Date or (ii) the Purchaser's actual damages from such delayed delivery. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value (as defined in the Certificate of Vote of Directors) and/or dividend amount of the Preferred Stock, for which such Conversion Notice was not timely honored.

               (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

          8.2 MAXIMUM CONVERSION. The Purchaser shall not be entitled to convert on a Conversion Date that amount of the Preferred Stock in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Purchaser of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. Subject to the foregoing, a Purchaser shall not be limited to aggregate conversions of only 4.99%. A Purchaser may void the conversion limitation described in this Section 8.2 upon 75 days prior notice to the Company. Upon an Event of Default under the Preferred Stock, the conversion limitation in this
Section 8.2 shall automatically become null and void. Notwithstanding the foregoing, if the Company has elected to make a payment of a Monthly Amount (as defined in the Certificate of Vote of Directors) in shares of Common Stock and such issuance would cause Purchaser's beneficial ownership to exceed 4.99%, then Purchaser shall be required to sell that number of shares of Common Stock that it beneficially owns in order to permit the Company to make a payment of a Monthly Amount in shares of Common Stock. Beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.

          8.3 OPTIONAL REDEMPTION. The Company will have the option of redeeming any outstanding Stated Value of the Preferred Stock ("OPTIONAL REDEMPTION") by paying to the Purchaser the greater of (i) 130% of such amount or (ii) a fraction, of which the numerator is the amount of the Preferred Stock being redeemed and of which the denominator is the Fixed Conversion Price, as defined in Section 6(b) of the Certificate of Vote of Directors, together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the Purchaser arising under this Agreement, Certificate of Vote of Directors or any other document delivered herewith ("REDEMPTION AMOUNT") outstanding on the day notice of redemption ("NOTICE OF REDEMPTION") is delivered to a Purchaser ("REDEMPTION DATE"). A Notice of Redemption may not be given in connection with any portion of Preferred Stock for which a Notice of Conversion has been given by the Purchaser at any time before receipt of a Notice of Redemption or given pursuant to the following sentence. The Redemption Amount must be paid in immediately available funds to the Purchaser no later than the seventh (7th) business day after the Redemption Date ("OPTIONAL REDEMPTION PAYMENT DATE"). In the event the Company fails to pay the Redemption Amount by the Optional Redemption Payment Date, then the Redemption Notice will be null and void. A Notice of Redemption may be given by the Company, provided no Event of Default as described in the Certificate of Vote of Directors shall have occurred or be continuing.

     9.     REGISTRATION RIGHTS.

          9.1 REGISTRATION RIGHTS GRANTED. The Company hereby grants the following registration rights to holders of the securities purchased hereby.

               (a) The Company shall use its reasonable commercial efforts to file a Form S-3 registration statement (or such other form that it is eligible to use) in order to register the Conversion Shares and Preferred Shares (the "REGISTRABLE SECURITIES") for resale and distribution under the Securities Act with the SEC by November 12, 2002 (the "FILING DATE"), and use its reasonable commercial efforts to cause such registration statement to be declared effective within 90 days of the Filing Date (the "EFFECTIVE DATE").
The Company will register 750,000 shares of Common Stock in the aforedescribed registration statement. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Purchaser and the holders of the Warrant, as the case may be, and not issued, employed or reserved for anyone other than the Purchaser and the holders of the Warrant. If the closing price of the Common Stock is less than $3.00 per share for five (5) consecutive trading days, then such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional shares of Common Stock of the Company to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this
Section 9.1(a).

          9.2 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

               (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings and SEC letters of comment;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the later of: (i) six months after the latest exercise period of the Warrants; or (ii) four years after the Closing Date, and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

               (c) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request to facilitate the public sale or their disposition of the securities covered by such registration statement;

               (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

               (f) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          9.3 PROVISION OF DOCUMENTS. In connection with each registration hereunder, the Purchaser will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          9.4 NON-REGISTRATION EVENTS. If (i) the registration statement on Form S-3 or such other form as described in Section 9.1(a) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within three business days of receipt by the Company of a communication from the SEC that the registration statement described in Section 9.1(a) will not be reviewed, or (iii) if the registration statement described in
Section 9.1(a) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in this Section
9.4 is referred to herein as a "NON-REGISTRATION EVENT"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to one percent (1%) per month or part thereof for the first month and two percent (2%) per month or part thereof thereafter during the pendency of such Non-Registration Event of the Stated Value of the Preferred Stock issued in connection with the Offering, whether or not converted, then owned of record by such holder or issuable as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section shall be due and payable immediately upon demand in immediately available funds. It shall be deemed a Non-Registration Event to the extent that all the Common Stock included in the Registrable Securities and underlying the Securities is not included in an effective registration statement as of and after the Effective Date at the conversion prices in effect from and after the Effective Date.

          9.5 EXPENSES. All expenses incurred by the Company in complying with Section 9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and up to $2,500 in disbursements incurred by, one counsel for the Seller, and costs of insurance are called "REGISTRATION EXPENSES". All underwriting discounts and selling commissions applicable to the sale of

Registrable Securities, including any fees and disbursements of any special counsel to the Seller beyond those included in Registration Expenses, are called "SELLING EXPENSES."

               The Company will pay all Registration Expenses in connection with the registration statement under Section 9. All Selling Expenses in connection with each registration statement under Section 9 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

          9.6     INDEMNIFICATION AND CONTRIBUTION.

               (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Section 9, the Company will indemnify and hold harmless each Seller, each officer of each Seller, each director of each Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls any such Seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

               (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 9, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer or director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 9.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 9.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 9.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     10.     OFFERING RESTRICTIONS.   Except as previously disclosed in the SEC
Reports or stock or stock options granted to employees or directors of the Company; or equity or debt issued in connection with an acquisition of a business or assets by the Company; or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the "EXCEPTED ISSUANCES"), the Company will not issue any securities with a variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities prior to the repayment in full or conversion in full of the Preferred Stock.

     11. SECURITY INTEREST. As a condition of Closing, the Company will grant to the Purchaser a security interest in its assets pursuant to a Security Agreement. The Company will also execute all such documents reasonably necessary to memorialize and further protect the security interest described above.

     12.     MISCELLANEOUS.

          12.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however that the Purchaser may choose to waive this provision and bring an action outside the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

          12.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          12.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

          12.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          12.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          12.6     AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

               (b) The obligations of the Company and the rights of the holders of the Securities under the Agreement may be waived only with the written consent of such holders of Securities. The rights of the holder of Preferred Stock may be waived only with the written consent of such holder.

          12.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, the Preferred Stock or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement, the Certificate of Vote of Directors or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Preferred Stock or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

          12.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the

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Company at the address as set forth on the signature page hereof, with a copy to
Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210, Attention: David A. Broadwin, Esq., facsimile number (617) 832-7000 and to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy in the case of the Purchaser to Daniel M. Laifer, Esq., 152 West 57th Street,
4th Floor, New York, NY 10019, facsimile number (212) 541-4434, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

          12.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          12.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          12.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Purchaser. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 12.12 being untrue.

          12.13 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

                  [Remainder of page intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES
PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                             PURCHASER:

IMPLANT SCIENCES CORPORATION         LAURUS MASTER FUND, LTD.

By: /s/ Anthony J. Armini            By: /s/ David Grin
Name:   Anthony J. Armini            Name:   David Grin
Title:  President                    Address:   LAURUS MASTER FUND, LTD.
Address:                                        c/o Ironshore Corporate Services
107 Audobon Road #5                             Ltd.
Wakefield, Massachusetts 01880                  P.O. Box 1234 G.T., Queensgate
                                                House, South Church Street
                                                Grand Cayman, Cayman Islands


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